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                                                                     Exhibit 4.3

                        INVESTOR EQUITYHOLDERS AGREEMENT

            THIS INVESTOR EQUITYHOLDERS AGREEMENT (this "AGREEMENT") is made as of February 10, 2005 among Emergency Medical Services L.P., a Delaware limited partnership (the "COMPANY"), Onex Partners LP, a Delaware limited partnership ("ONEX PARTNERS"), the equityholders listed on the signature pages of this Agreement and such other equityholders of the Company as may, from time to time, become parties to this Agreement in accordance with the provisions hereof.

            Upon consummation of the transactions contemplated by (a) the Stock Purchase Agreement, dated as of December 6, 2004, by and among Laidlaw International, Inc., Laidlaw Medical Holdings, Inc. and EMSC, Inc. with respect to the acquisition of the common stock of EmCare Holdings Inc. ("EMCARE"), (b) the Stock Purchase Agreement, dated as of December 6, 2004, by and among Laidlaw International, Inc., Laidlaw Medical Holdings, Inc. and EMSC, Inc. with respect to the acquisition of the common stock of American Medical Response, Inc. ("AMR") and of certain related transactions to be consummated concurrently therewith (the "CLOSING"), Onex Partners and certain other equityholders will own or may hereafter acquire certain Units (as defined below) and certain options, and other rights to acquire Units from the Company, by exercise, conversion, exchange or otherwise. The Company, the Onex Investors (as defined below) and certain other Equityholders (as defined below) are parties to a Registration Agreement (the "REGISTRATION AGREEMENT"), also dated as of the date hereof.

            All of the Equityholders desire to enter into this Agreement for the purpose of regulating certain aspects of the Equityholders' relationships with one another and with the Company and in order to provide for the stability of the Company.

            The parties, intending to be legally bound hereby, agree as follows:

                                    ARTICLE 1

                               Certain Definitions

            1.1 Certain Definitions. When used in this Agreement the following terms shall have the respective meanings shown:

            "AFFILIATE" means, with respect to any Person, (a) any director or executive officer of such Person, (b) any spouse, parent, sibling, descendant or trust for the exclusive benefit of such Person or his or her spouse, parent, sibling or descendant (or the spouse, parent, sibling or descendant of any director or executive officer of such Person), and (c) any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purpose of this definition, (i) "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction

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of the management and policies of such Person, whether through the ownership of voting securities, status as a general partner, or by contract or otherwise and
(ii) Onex Corporation shall be deemed to control any Person controlled by Gerald
W. Schwartz so long as Mr. Schwartz controls Onex Corporation.

            "APPROVED SALE" has the meaning set forth in Section 5.2(a).

            "BOARD" means the board of directors of the Company, provided, that at any time the "Company" is a limited partnership, the "Board" shall mean the board of directors of the general partner of the Company.

            "BUSINESS DAY" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City.

            "CALL PRICE" means, as of any date, with respect to any Put/Call Securities, a per Unit price equal to the quotient of (a) the excess of (i) the product of 6.5 times EBITDA over (ii) the aggregate amount of the Consolidated Indebtedness as of the end of the period for which EBITDA is calculated, divided by (b) the aggregate number of Units outstanding at the time of the relevant Put/Call Event. If the relevant Put/Call Event occurs prior to the completion of one full fiscal quarter from the date of this Agreement, the Call Price shall be the cash price per Unit paid by the Management Investor for the Put/Call Securities.

            "CAUSE", with respect to a Management Investor, shall have the meaning ascribed to it under the executed written employment agreement between such Management Investor and the Company (or a subsidiary thereof) or, if there is no such employment agreement with a Management Investor, it shall have the meaning ascribed to it in the Company's Equity Option Plan as in effect on the date hereof.

            "COMPANY" means Emergency Medical Services L.P., and any successor thereto resulting from any merger, consolidation or other reorganization of or including the Company.

            "CONSOLIDATED INDEBTEDNESS" means, as of any date, the aggregate amount outstanding, on a consolidated basis, of (a) all obligations of the Company or its subsidiaries for borrowed money, (b) all obligations of the Company or its subsidiaries evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid, (c) all obligations of the Company or its subsidiaries for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for the Company or its subsidiaries' business, (d) all obligations of the Company or its subsidiaries under conditional sale or other title retention agreements relating to property purchased by such Person and all capitalized lease obligations, (e) all payment obligations of the Company or its subsidiaries on or for currency protection agreements, (f) all obligations of the Company or its subsidiaries as an account party under any letter of credit (excluding those supporting trade payables), (g) all obligations of any third party secured by property or assets of the Company or its subsidiaries

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(regardless of whether or not such Person is liable for repayment of such obligations) and (h) all guarantees of the Company or its subsidiaries.

            "EBITDA" means the consolidated net income of the Company and its subsidiaries, adjusted by adding thereto, to the extent deducted in determining such consolidated net income, interest, taxes, depreciation and amortization for the four consecutive fiscal quarters immediately preceding the relevant Put/Call Event, as calculated in accordance with generally accepted accounting principles in the United States consistently applied, based on the Company's consolidated financial statements for the applicable period. If fewer than four full fiscal quarters have elapsed from the date of this Agreement through the date of the relevant Put/Call Event, EBITDA shall be determined by reference to the results of such full fiscal quarters, divided by the number of such full fiscal quarters, and multiplied by four. The Board may make such adjustments to EBITDA as it determines in good faith are appropriate to reflect non-recurring or unusual items.

            "EQUITYHOLDER" means any holder of Units that is or becomes a party to this Agreement.

            "EQUITYHOLDER REPRESENTATIVE" has the meaning set forth in Section 4.3(a).

            "MAJORITY ONEX INVESTORS" means Onex Investors holding, in the aggregate, a majority of the Units held by all Onex Investors.

            "MANAGEMENT INVESTOR" means any of William A. Sanger, Don S. Harvey, Randel G. Owen and Todd Zimmerman, and any other individual employed by the Company or any subsidiary of the Company at the time he or she becomes a party to this Agreement and is identified as a "Management Investor" on the signature pages of this Agreement, in each case for so long as such individual is employed by the Company or any subsidiary of the Company.

            "ONEX CORPORATION" means Onex Corporation, an Ontario corporation.

            "ONEX INVESTOR" means Onex Partners, Onex Corporation or any Affiliate of Onex Partners or Onex Corporation that is a holder of Units or other equity interests of the Company.

            "OTHER INVESTOR" means any holder of Units that is or becomes a party to this Agreement other than (a) an Onex Investor and (b) the transferees of the Onex Investors that acquire all of the Units held by the Onex Investors as of the date hereof.

            "PERSON" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

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            "PUBLIC OFFERING" means a public offering and sale of equity interests of the Company pursuant to an effective registration statement under the Securities Act.

            "PUBLIC SALE" means any sale of Units to the public pursuant to an offering registered under the Securities Act or to the public through a broker or dealer or to a market maker pursuant to the provisions of Rule 144 (or any similar provision then in force) adopted under the Securities Act.

            "PUT/CALL EVENT" has the meaning set forth in Section 5.3(a).

            "PUT PRICE" means, as of any date, with respect to any Put/Call Securities, a per Unit price equal to the quotient of (a) the excess of (i) the product of 4.5 times EBITDA, over (ii) the aggregate amount of the Consolidated Indebtedness as of the end of the period for which EBITDA is calculated, divided by (b) the aggregate number of Units outstanding at the time of the relevant Put/Call Event. If the relevant Put/Call Event occurs prior to the completion of one full fiscal quarter from the date of this Agreement, the Put Price shall be the cash price per Unit paid by the Management Investor for the Put/Call Securities.

            "PUT/CALL SECURITIES" means all of the Units owned by a Management Investor and any transferee for whom the Management Investor serves as the Equityholder Representative.

            "QUALIFIED PUBLIC OFFERING" means the sale in one or more underwritten public offerings registered under the Securities Act of at least 20% of the equity interests in the Company outstanding immediately after giving effect to the most recent such offering.

            "SALE OF THE COMPANY" means any transaction pursuant to which Person(s) other than the Company's existing equityholders as of the date hereof and their respective Affiliates acquire (a) equity interests of the Company possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation, recapitalization, reorganization or sale or transfer of the Company's equity interests or otherwise) or (b) all or substantially all of the Company's assets (determined on a consolidated basis).

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

            "UNITS" means (a) the units representing the Company's limited partnership interests purchased, issued to or otherwise acquired by any Equityholder (and includes Class A Units and Class B Units), including Units acquired upon the exercise of any warrant or option, and (b) any equity securities issued or issuable, directly or indirectly, with respect to the securities referred to in clause (a) by way of dividend or unit split, exchange or conversion, or in connection with a combination of units, shares, recapitalization, merger, consolidation or other reorganization. As to any particular equity interests constituting Units, such units will continue to be Units subject to this Agreement in the hands of any holder of such Units (other than purchasers pursuant to a Public Sale).

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                                    ARTICLE 2

                        Board of Directors of the Company

            2.1 Board of Directors. (a) Each of the Equityholders will vote all of its Units, and the Company will take all necessary or desirable action within its control, in order to cause the election to the Board of such individuals as may be designated from time to time by the Majority Onex Investors.

            (b) The provisions of this Article 2 will terminate automatically upon the earlier to occur of (i) an Approved Sale or (ii) a Qualified Public Offering.

                                    ARTICLE 3

                   Covenants of the Company and Other Matters

            3.1 Financial Information. So long as an Equityholder owns any Unit, the Company shall furnish or otherwise make available to such Equityholder the following:

            (a) as promptly as practicable, and in any event within 90 days after the end of each fiscal year of the Company, copies of the audited annual consolidated financial statements of the Company and its subsidiaries, including a consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal year, consolidated statements of income and of cash flow of the Company and its subsidiaries for such fiscal year and the related notes thereto, and stating in comparative form the figures as of the end of and for the previous fiscal year, accompanied by an audit report thereon by a firm of independent certified public accountants of national recognition, and

            (b) as promptly as practicable, and in any event within 45 days after the end of each fiscal quarter of the Company, copies of the unaudited quarterly consolidated financial statements of the Company, including a consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal quarter, and consolidated statements of income and of cash flow of the Company and its subsidiaries for such fiscal quarter and year to date period, and stating in comparative form the figures as of the end of and for the corresponding fiscal quarter and year to date period in the previous fiscal year; provided, that such statements need not cover periods prior to the date hereof.

            The Board may require that Other Investors execute a confidentiality agreement acceptable to the Board as a condition to the receipt of the financial information set forth in this Sections 3.1, but such confidentiality agreement shall not apply to any financial information made publicly available by the Company in connection with or following a Public Offering.

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            3.2 Multiple Voting Stock upon IPO. The Equityholders hereby agree to approve and to raise no objection to the implementation, at the election of the Majority Onex Investors in connection with an initial Public Offering, of a multiple vote stock to be exchanged for the Units that are held by the Equityholders. In the event that such multiple vote stock is issued, the Equityholders agree to enter into a voting agreement which provides that each Equityholder, so long as such Equityholder holds Company common stock exchanged for Units, will vote for the election to the Board of individuals designated from time to time by the Majority Onex Investors. Such voting arrangement will terminate at such time as the Onex Investors cease to own in the aggregate at least 10% of the Company's equity securities held by them immediately after giving effect to the initial Public Offering.

                                    ARTICLE 4

                        Restrictions on Transfer of Units

            4.1 Transfer of Equityholder Units. No Other Investor shall sell, transfer, assign, pledge, exchange or otherwise dispose of (a "TRANSFER") any interest in Units except pursuant to the provisions of this Article 4, Article 5 or pursuant to a Public Sale.

            4.2 First Offer Right.

            (a) At any time after the fifth anniversary of the date of this Agreement and prior to a Qualified Public Offering, any Other Investor (the "TRANSFERRING EQUITYHOLDER") may Transfer Units pursuant to a bona fide offer from a Person other than an Affiliate of such Other Investor by complying with this Section 4.2. In order to do so, the Transferring Equityholder must deliver a notice (the "OFFER NOTICE") to the other Equityholders and to the Company, disclosing the proposed number of Units (the "SUBJECT UNITS") to be transferred, the identity of the proposed purchasers, and, in reasonable detail, the proposed terms and conditions of the Transfer, which must include payment of the purchase price in cash at the closing of the Transfer. Then, each of the Equityholders other than the Transferring Equityholder (collectively the "FIRST OFFER EQUITYHOLDERS") may elect to purchase its First Offer Percentage of the Units specified in the Offer Notice at the price per Unit in cash and on the other terms specified therein by delivering notice of such election to the Transferring Equityholder within 30 days after the delivery of the Offer Notice; if less than all of the First Offer Equityholders elect to make such purchase, the remaining Subject Units shall be reoffered to those First Offer Equityholders who have elected to make such purchase under procedures specified by the Company until either an election to purchase all of the Subject Units has been made or no First Offer Equityholder is willing to increase the number of Subject Units that it is electing to purchase. If the First Offer Equityholders have not elected to purchase all of the Subject Units within 45 days after delivery of the Offer Notice, the Company may elect to purchase all (but not less than all) of the Subject Units that the First Offer Equityholders did not elect to purchase at the price per unit in cash and on the other terms specified in the Offer Notice by delivering notice of such election to the Transferring Equityholder within 60 days after delivery of the Offer Notice. If the Company and/or the First Offer Equityholders have elected to purchase all (but not less than all) of the Subject Units from the Transferring Equityholder, the transfer of such Units pursuant to such elections will be consummated at a time and place specified by the Company within 90 days after delivery of the Offer Notice. If (and only if) the Company and the First Offer Equityholders have not elected to purchase all of the Subject Units within 60 days after delivery of the Offer Notice, the elections of the Company and the First Offer Equityholders to purchase less than all of the Subject Units shall be ineffective and the Transferring Equityholder may, not less than 90 days or more than 120 days after delivery of the Offer Notice, transfer all (but not less than all) of the

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Subject Units to the proposed purchasers set forth in the Offer Notice at the same price per Unit in cash and on the same other terms offered to the Company and the First Offer Equityholders in the Offer Notice; provided, that prior to such Transfer, such transferees shall have agreed in writing to be bound by the provisions of this Agreement. If the Subject Units are not so transferred within such period, they will be subject to the provisions of this Section 4.2(a) with respect to subsequent transfer and the Transferring Equityholder will not be entitled to deliver another Offer Notice for 90 days after the Subject Units again become subject to this Section 4.2(a).

            (b) If the Board determines in good faith that the acquisition of Units by a proposed purchaser identified in an Offer Notice could have an adverse effect on the Company for competitive or regulatory reasons, the Company shall deliver notice of that determination to the Equityholders within 20 days after delivery of the Offer Notice and such Offer Notice shall be void and of no effect. The Transferring Equityholder shall provide the Board with such information as the Board may reasonably request in order to make that determination and the 20-day period referred to in the preceding sentence shall be tolled during any period in which such information has been requested and not supplied.

            (c) The Equityholders may transfer any of their respective rights to purchase the Subject Units under Section 4.2(a) to any of their respective Affiliates; provided, that prior to such transfer, such Affiliate shall have agreed in writing to become a party to this Agreement.

            (d) A First Offer Equityholder's "FIRST OFFER PERCENTAGE" is the quotient obtained by dividing the number of Units held by such First Offer Equityholder by the number of Units held by all First Offer Equityholders.

            4.3 Permitted Transfers.

            (a) The restrictions contained in this Article 4 shall not apply with respect to (i) any Transfer of Units by any Equityholder to or among its Affiliates or (ii) any Transfer of Units by any Equityholder to any other Equityholder; provided, that the restrictions contained in this Article 4 shall continue to be applicable to the Units after any such Transfer and provided further that the transferees of such Units shall have agreed in writing to become parties to this Agreement. Any Management Investor transferring Units pursuant to this Section 4.3(a)(i) shall remain the "EQUITYHOLDER REPRESENTATIVE" with respect to all such transferred Units and shall be responsible for all consents, notices and other communication between the Company and the other Equityholders, on the one hand, and the transferee(s) of such Units, on the other hand, as

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well as receipt of the Call Price, if applicable. Without limiting the foregoing, (i) only the Equityholder Representative shall give or receive any Offer Notice, Put Notice or Call Notice or have the right to elect to purchase Units under Section 4.2(a) or to sell Units under Section 5.3(a), (ii) the number of Units held by the Equityholder Representative as a First Offer Equityholder shall be deemed to include the Units held by his transferee(s), and
(iii) the Units held by the Equityholder Representative's transferees shall be deemed to be Put/Call Securities of the Equityholder Representative and all references to "Management Investor" in Section 5.3 shall be deemed to include such transferees.

            (b) Notwithstanding the provisions of Section 4.2, from the date the Company completes a Qualified Public Offering, an Other Investor may sell Pre-QPO Units only pursuant to Public Sale, and limited to a percentage of the Other Investor's Pre-QPO Units equal, at the date of any Public Sale, to:

                  (i) the greater of

                  (a) 50% of the Other Investor's Pre-QPO Units, such Public Sale rights accruing in cumulative installments of 12.5% of the Other Investor's Pre-QPO Units in each 12-month per commencing with (and including any Pre-QPO Units sold in) the Qualified Public Offering, and

                        (b) the percentage of Onex Partner's Pre-QPO Units old by Onex Partners, plus

                  (ii) upon the exercise of an option granted under a Company plan for employees, a number of Pre-QPO Units having an aggregate sale price equal to the income taxes payable by the Other Investor as a result of such exercise, provided, that the Public Sale occurs within five Business Days of the exercise, minus

                  (iii) the Pre-QPO Units previously sold by the Other Investor, whether pursuant to this Section 4.3(b) or otherwise.

Any sale pursuant to this Section 4.3(b) shall be subject to the provisions of
Section 3 of the Registration Agreement.

As used herein, the term "PRE-QPO UNITS", as to any Person, means the Units held by that Person immediately prior to the consummation of a Qualified Public Offering, and including any Units issued upon the exercise of any warrant or option held by that Person immediately prior to the consummation of a Qualified Public Offering.

            (c) The provisions of this Article 4 shall terminate automatically upon the earlier to occur of (i) an Approved Sale and (ii) the fifth anniversary of a Qualified Public Offering.

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            (d) In the case of any Transfer pursuant to Section 4.3(a)(i), a transferee may at any time, and shall forthwith in the event that such transferee ceases to be an Affiliate of the transferor, transfer back to such transferor all of the Units held by it.

                                    ARTICLE 5

                    Tag-Along, Drag-Along and Put/Call Rights

            5.1 Tag-Along Right.

            (a) At least 30 days prior to any Transfer of Units by any Onex Investor (the "INITIATING EQUITYHOLDER"), such Initiating Equityholder shall deliver a written notice (the "SALE NOTICE") to each other Equityholder (including any other Onex Investor), specifying in reasonable detail the identity of the prospective transferee(s), the number of Units to be transferred, the price per Unit to be paid for such Units, and the other terms and conditions of the Transfer. Each of such other Equityholders may elect to participate in the contemplated Transfer at the same price per share and on the same terms by delivering written notice to the Initiating Equityholder within 15 days after delivery of the Sale Notice (each such electing Equityholder is a "PARTICIPATING EQUITYHOLDER"). Each Participating Equityholder will be entitled and obligated to sell in the contemplated Transfer, at the price per Units and on the same terms, a number of Units equal to such Participating Equityholder's Tag-Along Percentage of the number of Units proposed to be transferred by the Initiating Equityholder and the number of Units to be transferred by the Initiating Equityholder in such contemplated Transfer shall be reduced by the number of Units to be transferred by the Participating Equityholders (unless the Initiating Equityholder purchases such Units directly from the Participating Equityholders pursuant to Section 5.1(b)), simultaneously with and conditioned upon the closing of the sale by the Initiating Equityholder. The Initiating Equityholder may abandon the contemplated Transfer at any time prior to its closing without any liability or obligation under this Section 5.1. A Participating Equityholder's "TAG-ALONG PERCENTAGE" is the quotient obtained by dividing the number of Units owned by such Participating Equityholder by the sum of the aggregate number of Units owned by the Equityholders (including the Initiating Equityholder) and, without duplication, all other holders having co-sale rights with respect to such Transfer.

            (b) The Initiating Equityholder shall effect the participation of the Participating Equityholders in the contemplated Transfer by either (i) obtaining the agreement of the prospective transferee(s) to purchase from the Participating Equityholders the Units which the Participating Equityholders are entitled to sell to such prospective transferee(s) pursuant to Section 5.1(a) or
(ii) purchasing the number of Units from the Participating Equityholders which the Participating Equityholders would have been entitled to sell to the transferee(s) pursuant to Section 5.1(a) at the same price per Unit and on the same terms and conditions at which such Participating Equityholders are entitled otherwise to sell such Units to the transferee(s) pursuant to Section 5.1(c), in either case simultaneously with and conditioned upon the closing of the proposed Transfer.

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            (c) The Participating Equityholders will use their best efforts to cooperate in the proposed Transfer and will take all necessary and desirable actions in connection with the consummation of the proposed Transfer as are reasonably requested by the Initiating Equityholder, including, but not limited to, entry into agreements and provision of representations, warranties and indemnification; provided, that no Participating Equityholder shall be required to enter into substantively different agreements or provide substantively different representations and warranties or indemnification than the Initiating Equityholder and each Participating Equityholder's obligations thereunder shall be several and limited to the proceeds received by such Equityholder in connection with such proposed Transfer.

            (d) Prior to transferring its Units pursuant to this Section 5.1, the Initiating Equityholder shall cause the prospective transferee to agree in writing to become a party to this Agreement.

            (e) The provisions of this Section 5.1 shall not apply to any Public Sale or Public Offering, to any Transfer in connection with a Sale of the Company or to any Transfer to an Onex Investor or an Affiliate of an Onex Investor; provided, that any Affiliate of an Onex Investor to which Units are transferred must have agreed in writing to become a party to this Agreement.

            5.2 Drag-Along Right.

            (a) Subject to Section 5.2(b), if the Majority Onex Investors approve a Sale of the Company (the "APPROVED SALE"), the Equityholders will consent to and raise no objections to the Approved Sale and (i) if the Approved Sale is structured as a sale of Units, the Equityholders will sell all of their Units and rights to acquire Units on the terms and conditions approved by the Majority Onex Investors, (ii) if the Approved Sale is structured as a merger, consolidation or other reorganization, the Equityholders will vote in favor thereof and will not exercise any dissenters' rights of appraisal they may have under Delaware law, and (iii) if the Approved Sale is structured as a sale of all or substantially all of the Company's consolidated assets, the Equityholders will vote in favor thereof. The Equityholders will use their best efforts to cooperate in the Approved Sale and will take all necessary and desirable actions in connection with the consummation of the Approved Sale as are reasonably requested by the Majority Onex Investors, including, but not limited to, entry into agreements and provision of representations, warranties and indemnification, provided, that no Equityholder shall be required to enter into substantively different agreements or provide substantively different representations and warranties or indemnification than any other Equityholder and each Equityholder's obligations thereunder shall be several and limited to the proceeds received by such Equityholder in connection with such Approved Sale.

            (b) The obligations of the Equityholders with respect to the Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, all of the Equityholders will receive the same form and per Unit amount of consideration for their Units as all other Equityholders, or if any Equityholders are given an

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option as to the form and amount of consideration to be received, all
Equityholders must be given the same option (except that the Approved Sale may provide for payment in securities to all Equityholders that are accredited investors within the meaning of Regulation D under the Securities Act and in cash to Equityholders that are not accredited investors or may provide Equityholders that are accredited investors with the option to receive securities or cash while Equityholders that are not accredited investors receive cash); and (ii) if the Approved Sale includes a sale to a Person that is an Onex Investor or an Affiliate of an Onex Investor, the holders of a majority of the Units held by the Other Investors may request that an appraisal of the fair market value of the securities to be sold and/or received (based on the fair market value of all of the Company's outstanding equity interests, without regard to any control premium or liquidity or minority discount) by the Other Investors in connection with such Approved Sale be made by an investment banking firm of national recognition mutually agreeable to such parties, and it shall be a condition to the consummation of such Approved Sale to an Onex Investor or an Affiliate of an Onex Investor that such Person pay as consideration to the Other Investors the fair market value as determined pursuant to such appraisal (if such appraisal results in a valuation greater than the valuation of the consideration proposed to be delivered in connection with such Approved Sale, the Company shall pay the costs of such appraisal, otherwise the requesting Equityholders shall pay such costs).

            (c) If the proposed Approved Sale involves the receipt by Equityholders of securities for which Section 4(2) of the Securities Act of 1933 or Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Equityholders will, at the request of the Majority Onex Investors, and to the extent required to comply with Regulation D, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Majority Onex Investor. If any Equityholder appoints the purchaser representative designated by the Majority Onex Investors, the Company will pay the fees of such purchaser representative, but if any Equityholder declines to appoint the purchaser representative designated by the Majority Onex Investors, such holder will appoint another purchaser representative (reasonably acceptable to the Majority Onex Investors), and such holder will be responsible for the fees of the purchaser representative so appointed.

            (d) If in connection with an Approved Sale, an Onex Investor (the "ROLLOVER INVESTOR") intends to invest in securities (the "SUCCESSOR SECURITIES") of the acquiring, successor or post-acquisition entity pursuant to an agreement or understanding reached in connection with the Approved Sale (whether through a direct purchase, rollover or otherwise, the "ROLLOVER INVESTMENT"), the Rollover Investor shall deliver written notice (the "ROLLOVER NOTICE") to each of the Other Investors no later than 15 days prior to the consummation of such Rollover Investment, describing in reasonable detail the number and type of Successor Securities subject to such proposed Rollover Investment, the price per security and the other terms and conditions of such Rollover Investment. Each Other Investor may elect to participate in such Rollover Investment by delivering written notice to the Rollover Investor within ten days after the delivery of the Rollover Notice (each such electing Other Investor, a "ROLLOVER EQUITYHOLDER"). If the Rollover Investor actually makes the Rollover Investment in Successor Securities, each Rollover

Equityholder shall be entitled to invest in a number of Successor Securities equal to such Rollover Equityholder's Rollover Percentage of the Successor Securities subject to the Rollover Investment, at the same price per security and on the same terms, as described in the Rollover Notice. A Rollover Equityholder's "ROLLOVER PERCENTAGE" is the quotient obtained by dividing the number of shares of Units owned by such Rollover Equityholder by the sum of the aggregate number of Units owned by the Equityholders (including the Onex Investors). The Rollover Investor shall effect the participation of the Rollover Equityholders in the Proposed Rollover Investment by either (i) obtaining the agreement of the prospective issuer of the Successor Securities to permit the Rollover Equityholders to directly invest in Successor Securities or (ii) by requiring each Rollover Equityholders to make his/her/its investment through an investment vehicle controlled by an Onex Investor or an Affiliate of an Onex Investor. Notwithstanding the foregoing, a Rollover Equityholder shall not be entitled to participate in a Rollover Investment (a) if such Rollover Equityholder is not an accredited investor within the meaning of Regulation D under the Securities Act or (b) if participation by such Rollover Equityholder would make unavailable any exemption from registration under the Securities Act or the Investment Company Act of 1940, as amended, which has been relied on by the acquiring, successor or post-acquisition entity.

            5.3 Put/Call Rights on Certain Events.

            (a) If, prior to a Qualified Public Offering, a Management Investor dies or suffers a permanent disability, or is terminated by the Company or a subsidiary of the Company without Cause (the "PUT/CALL EVENT"), then such Management Investor (or, in the case of death or permanent disability, such Management Investor's executor, personal representative or legal representative) shall have the right to require the Company to purchase (the "PUT OPTION"), by delivery of a written notice (the "PUT NOTICE") to the Company within 30 days after the date of the Put/Call Event (the "PUT PERIOD"), and the Company shall be required to purchase, all of the Put/Call Securities at a price per Unit equal to the Put Price as of the date of the Put/Call Event. If the Put Option is not exercised within the Put Period, then the Company shall have the right to require the Management Investor to sell (the "CALL OPTION"), by delivery of a written notice (the "CALL NOTICE") to the Management Investor (or, in the case of death or permanent disability, such Management Investor's executor, personal representative or legal representative) within 60 days after the date of the Put/Call Event (or, if later, the fifth Business Day after all options to purchase Units held by the Management Investor have been exercised or expired by their terms) (the "CALL PERIOD"), and the Management Investor shall be required to sell, all of the Put/Call Securities at a price Per Unit equal to the Call Price as of the date of the Put/Call Event. As used herein, "PERMANENT DISABILITY" of a Management Investor means a physical or mental medical condition that renders such Management Investor incapable of full time employment and which is reasonably expected to continue to have such effect for more than one year. Any Management Investor who seeks to exercise the Put Option by reason of a permanent disability shall (i) authorize and direct his or her physicians and other health care professionals to discuss his or her medical condition with representatives of the Company (waiving any applicable privilege) and (ii) submit to examination by physicians designated by the Company.

            (b) If, prior to a Qualified Public Offering, a Management Investor is terminated by the Company or a subsidiary of the Company for Cause, then the Company shall have the right to require the Management Investor to sell, by delivery of a written notice (the "CAUSE CALL NOTICE") to the Management Investor within 60 days after the date of termination (or, if later, the fifth Business Day after all options to purchase Units held by the Management Investor have been exercised or expired by their terms) (the "CAUSE CALL PERIOD"), and the Management Investor shall be required to sell, all of the Put/Call Securities at a price per Unit equal to the Put Price as of the date of termination.

            (c) The closing of any purchase of Put/Call Securities by the Company pursuant to this Section 5.3 shall take place at the principal office of the Company within 15 days after the expiration of the relevant Put Period, Call Period or Cause Call Period as the Company shall specify to such Management Investor (or, in the case of death or permanent disability, such Management Investor's executor, personal representative or legal representative) in writing (or such later date designated by the Company as may be necessary to determine the Put Price or Call Price or confirm the existence of permanent disability). At such closing, such Management Investor (or, in the case of death or permanent disability, such Management Investor's executor, personal representative or legal representative) shall deliver to the Company certificates and/or other instruments representing, together with stock or other appropriate powers duly endorsed with respect to, the Put/Call Securities, free and clear of all liens, encumbrances or other restrictions (other than pursuant to securities laws or this Agreement), against payment by the Company of the purchase price for the Put/Call Securities in cash (by delivery of a certified check payable to such Management Investor (or, in the case of death, such Management Investor's estate)). Notwithstanding the foregoing, if the payment of all or any portion of the purchase price is not permitted to be made at the closing by the terms any credit agreement(s) relating to the Company's senior debt (collectively, the "CREDIT AGREEMENT"), or the payment would cause a Default or an Event of Default (as such terms are defined in any Credit Agreement), then that portion of the purchase price shall instead become a subordinated obligation of the Company (a "SUBORDINATE OBLIGATION"); the Subordinated Obligation shall not be payable during the continuance of a Default or an Event of Default (as defined in any Credit Agreement) or if such payment would not otherwise be permitted by any Credit Agreement or would result in a Default or an Event of Default (as defined under any Credit Agreement). The Subordinate Obligation shall be payable on the earlier to occur of (i) one day after the closing date of a complete refinancing of the Company's senior debt and (ii) receipt by the Company of the written approval of its senior lenders to pay the principal and interest on the obligation in full. The Subordinate Obligation shall accrue interest at the weighted average rate applicable from time to time on the Company's senior debt. The Company shall pre-pay the amount of any Subordinate Obligation, together with accrued and unpaid interest, as and when it is permitted to do so without Default (as defined) or creating an Event of Default (as defined) under any Credit Agreement, provided, that if there is more than one Subordinate Obligation outstanding, the Company shall make pre-payments on each Subordinate Obligation in the proportion that the outstanding amount thereof (including accrued and unpaid interest) bears to the aggregate outstanding Subordinate Obligations (including accrued and unpaid interest).

            (d) If and to the extent a Management Investor (or, in the case of death or permanent disability, a Management Investor 's executor, personal representative or legal representative) does not deliver a Put Notice within the Put Period or if the purchase of all Put/Call Securities does not occur at the scheduled closing date through the fault of such Management Investor (or his executor, personal representative or legal representative), then such Management Investor 's Put Option shall terminate. If and to the extent the Company does not deliver a Call Notice or a Cause Call Notice within the Call Period or the Cause Call Period, as applicable, or if the purchase of all Put/Call Securities does not occur at the scheduled closing date through the fault of the Company, then the Company's Call Option, or option to purchase upon termination for Cause, shall terminate.

            5.4 Termination. The provisions of this Article 5 shall terminate automatically upon the earlier to occur of (a) an Approved Sale and (b) a Qualified Public Offering.

                                    ARTICLE 6

                                Preemptive Rights

            6.1 Grant of Preemptive Right. Subject to Section 6.6, if the Company, EmCare or AMR authorizes the issuance or sale of (a) any Units, (b) shares of common stock, no par value per Share, of EmCare ("EMCARE SHARES"), (c) shares of common stock, $0.01 par value per share, of AMR ("AMR SHARES" and together with EmCare Shares, "SUBSIDIARY SHARES") or (d) securities convertible into or exercisable for Units or Subsidiary Shares (together the "UNITS EQUIVALENTS" and collectively with Units and Subsidiary Shares, the "PARTICIPATION SECURITIES") to any Onex Investor or Affiliate of an Onex Investor (other than the Company or any subsidiary of the Company), the Company, EmCare or AMR (as the case may be, the "PARTICIPATION SECURITIES OFFEROR") shall, on the terms and conditions of this Article 6, offer to each of the Other Investors the right to purchase or subscribe for up to an aggregate number of Participation Securities equal to the product of (i) the total number of Participation Securities to be issued or sold by the Participation Securities Offeror and (ii) a fraction, the numerator of which is the aggregate number of Units held by such Other Investor, and the denominator of which is the aggregate number of Units outstanding, in each case, determined as of the date of the Preemptive Notice. For the purpose of this Article 6, "EQUITYHOLDER PARTICIPATION SECURITIES" means, with respect to any Other Investor in connection with any proposed issuance or sale of Participation Securities by the Participation Securities Offeror, that number of Participation Securities as to which such Other Investor is entitled to exercise preemptive rights hereunder, calculated under the immediately preceding sentence. However, the Participation Securities Offeror may elect not to extend preemptive rights to any Other Investor that is not an "accredited investor" within the meaning of Regulation D under the Securities Act or whose participation in the offering would, in the reasonable judgment of the Participation Securities Offeror, require registration or qualification under any federal, state or foreign securities law and if it does so the Persons so excluded shall not be Other Investors for any purpose under this Article 6.

            6.2 Delivery of Preemptive Notice by Participation Securities Offeror. If the Participation Securities Offeror proposes to issue or sell any Participation Securities in a transaction giving rise to the preemptive rights provided for in this Article 6, subject to Section 6.4, the Participation Securities Offeror shall send a written notice (the "PREEMPTIVE NOTICE") to each Other Investor at least 10 Business Days before the proposed date of such issuance or sale, setting forth (a) the type and, if not Units or Subsidiary Shares, the terms and conditions of the Participation Securities, (b) the number of Participation Securities that the Participation Securities Offeror proposes to sell or issue, (c) the price (before any commission or discount) at which such Participation Securities are proposed to be issued or sold (or, in the case of an offering in which the price is not known at the time the Preemptive Notice is given, the method of determining such price and an estimate thereof), (d) the other material terms of the transaction, and (e) the aggregate number of Equityholder Participation Securities which may be purchased by such Other Investor (determined under Section 6.1).

            6.3 Delivery of Exercise Notice; Waiver of Preemptive Right. At any time within the ten Business Days following the date the Participation Securities Offeror delivers the Preemptive Notice, an Other Investor may exercise the preemptive rights provided under this Article 6 by delivering notice to the Participation Securities Offeror (an "EXERCISE NOTICE") exercising such Other Investor's preemptive rights as to all, but not less than all, of its Equityholder Participation Securities. If any Other Investor does not deliver a timely Exercise Notice, such Other Investor shall be deemed to have irrevocably waived the preemptive rights provided by this Article 6 with respect to all Participation Securities that are the subject of the Preemptive Notice, and the Participation Securities Offeror shall be permitted to issue such Other Investor's Equityholder Participation Securities free from the preemptive rights provided under this Article 6.

            6.4 Terms of Issuance of Sale of Participation Securities.

            (a) Subject to Section 6.4(b), (c) and (d) below, the purchase of, or subscription for Participation Securities by the Other Investors who exercise preemptive rights under this Article 6, shall be at the same price and on the same terms and conditions, including the date of sale or issuance, as are applicable to the proposed issuance or sale by the Participation Securities Offeror of the Participation Securities to any Onex Investor or Affiliate of an Onex Investor.

            (b) If the Participation Securities Offeror determines in good faith that the delay occasioned by complying with the procedures contemplated by this
Article 6 would be prejudicial to the Participation Securities Offeror or its financial condition or business and operations, then the Participation Securities Offeror may before delivering the Preemptive Notice or after delivering the Preemptive Notice (but in such case before observing the time periods and other procedures set forth in this Article 6), (i) issue or sell all or any part of the Participation

Securities to any Onex Investor or Affiliate of an Onex Investor without issuing or selling all or any part of the Equityholder Participation Securities of some or all of the Other Investors to any such Other Investors or (ii) issue or sell all or any part of the Participation Securities to any Onex Investor or Affiliate of an Onex Investor and also issue to any Onex Investor or Affiliate of an Onex Investor all or any part of the Equityholder Participation Securities of some or all of the Other Investors.

            If the Participation Securities Offeror elects to issue Participation Securities to any Onex Investor or Affiliate of an Onex Investor under this Section 6.4(b) before it delivers a Preemptive Notice, then the Participation Securities Offeror shall deliver the Preemptive Notice to each Other Investor no later than ten Business Days after the date on which the Participation Securities are issued or sold to the Onex Investor or Affiliate of an Onex Investor. If at the time any Other Investor delivers a timely Exercise Notice in accordance with Section 6.3, the Participation Securities Offeror has not yet issued or sold the Equityholder Participation Securities that such Other Investor is entitled to purchase hereunder to an Onex Investor or Affiliate of an Onex Investor, then such unissued Equityholder Participation Securities shall be issued or sold by the Participation Securities Offeror to such Other Investor as promptly as practicable, but in no event later than five Business Days following the date of delivery of the Exercise Notice, at the same price, and on the same terms and conditions, as were applicable to the issuance or sale of Participation Securities to any Onex Investor or Affiliate of an Onex Investor.

            (c) If at the time an Other Investor delivers a timely Exercise Notice in accordance with Section 6.3, the Participation Securities Offeror has issued or sold some or all of the Equityholder Participation Securities that such Other Investor is entitled to purchase hereunder to any Onex Investor or Affiliate of an Onex Investor, then any such Equityholder Participation Securities shall be sold by an Onex Investor or Affiliate of an Onex Investor to such Other Investor as promptly as is practicable, but in no event later than five Business Days following the date of delivery of the Exercise Notice, at a price per Participation Security equal to the price paid by an Onex Investor or Affiliate of an Onex Investor therefor, plus interest on such amount from the date of purchase by an Onex Investor or Affiliate of an Onex Investor through the date of sale to the Other Investor, at a rate per annum equal to the then-effective prime rate, as announced by Citibank N.A. At the closing of any such sale by an Onex Investor or Affiliate of an Onex Investor, such Persons shall deliver to the Other Investor certificates representing the Equityholder Participation Securities to be conveyed, duly endorsed or accompanied by stock powers executed in blank, against payment of the purchase price therefor calculated hereunder.

            (d) If Participation Securities issued or sold by the Participation Securities Offeror consist of multiple types or classes of securities, then the Other Investors who elect to exercise their preemptive right shall purchase such types or classes of securities in the same relative proportions as do Onex Investors or Affiliates of Onex Investors. Further, if any Participation Securities to be issued or sold by the Participation Securities Offeror are to be issued or sold by the Participation Securities Offeror as part of a Units that includes, or otherwise together with other securities (including debt securities) of the Participation Securities Offeror that are not Participation Securities ("OTHER SECURITIES"), then any Other Investor exercising preemptive rights provided under this Article 6 must in connection therewith also purchase such Other Securities of the Participation Securities Offeror that are part of such Units or otherwise being issued or sold by the Participation Securities Offeror together with the Participation Securities, and the definitions of "Participation Securities" and "Equityholder Participation Securities" shall for all purposes of this Article 6 be deemed to include any such Other Securities of the Participation Securities Offeror.

            6.5 Sale by Participation Securities Offeror Absent Exercise of Preemptive Right. If, with respect to any issuance or sale of Participation Securities in connection with which the Participation Securities Offeror has delivered Preemptive Notices, no Other Investor has delivered a timely Exercise Notice covering some or all Equityholder Participation Securities that are the subject of such Preemptive Notices, the Participation Securities Offeror shall, unless the Participation Securities Offeror has already done so in reliance on
Section 6.4(b), have 120 days following the expiration of the ten Business Day period following the date of delivery of the Preemptive Notice in which to sell all or any part of those Equityholder Participation Securities which Equityholders have not so elected to purchase to any Person or entity, including but not limited to any Onex Investor or Affiliate of an Onex Investor.

            6.6 Termination; Securities Excluded from Preemptive Right. The provisions of this Article 6 will terminate automatically upon the earlier to occur of (a) an Approved Sale or (b) a Qualified Public Offering and shall not apply to such Approved Sale or Qualified Public Offering. The provisions of this
Article 6 shall not apply to (ii) Participation Securities issued in connection with a pro rata stock or Unit dividend, stock or Unit split or recapitalization or the like, (ii) Participation Securities issued upon exercise or conversion of any Units Equivalent, (iii) Participation Securities issued in a Public Sale or Public Offering, whether or not any Onex Investor or Affiliate of an Onex Investor participates in such Public Sale or Public Offering, or (iv) Participation Securities issued in any transaction or series of related transactions in which less than 20% of the Participation Securities to be issued are purchased by Onex Investors or Affiliates of Onex Investors.

                                    ARTICLE 7

                               Transfers of Units

            7.1 Transfers in Accordance with this Agreement. The Company may refuse to register any transfer of Units on its transfer books if such transfer is not in accordance with this Agreement and state and federal securities laws.

            7.2 Legending of Units Certificates. The Units may be uncertificated. All certificates representing Units held by any Person subject to this Agreement (and by any permitted or required transferees who are bound by or subject to this Agreement) shall bear the following legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD (WITHIN THE MEANING OF SUCH ACT) IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT OR AN EXEMPTION THEREFROM. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CERTAIN RESTRICTIONS ON THE VOTING OF SUCH SECURITIES CONTAINED IN THE INVESTOR EQUITYHOLDERS AGREEMENT, DATED AS OF FEBRUARY 10, 2005, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S EQUITYHOLDERS. A COPY OF SUCH INVESTOR EQUITYHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

            7.3 Default of Delivery.

            (a) In the event that any Equityholder, the Company, or any Equityholder's transferees or assignees (each, a "REQUIRING PARTY") have the right to acquire Units from any other Equityholder or the right to require any such other Equityholder to sell its Units to any other Person, pursuant to the terms of this Agreement (such selling Equityholder hereinafter referred to as the "TRANSFEROR" and such Requiring Party or any other Person to whom the Transferor is required to transfer Units, as applicable, hereinafter referred to as the "TRANSFEREE") and the Transferor is not present at the closing, or is present but for any reason fails to produce and deliver to the Transferee the certificates or other instruments representing any of the Units being transferred, then the cash purchase price, as and when payable, may be deposited into a bank account in the name of the Company and any other consideration permitted or required to be delivered in satisfaction of the purchase price shall be deposited with the Company. Such deposits shall constitute valid and effective payment to the Transferor of the purchase price for the Units being transferred notwithstanding the fact that the Transferor may have voluntarily attempted to encumber or dispose of any of the Units contrary to the terms hereof, or that one or more certificates or other evidences of ownership of such Units may have been delivered to any other Person. From and after the date of such deposits (even though the Unit certificates in the name of the Transferor have not been delivered to the Transferee), the purchase by and transfer of the Units to the Transferee shall be deemed to have been fully completed and all right, title, benefit and interest of the Transferor in and to all such Units, both at law and in equity, shall be conclusively deemed to have been transferred and assigned to and become vested in the Transferee and the Transferee will have the right to request that the Company enter the transfer into the Unit register and the Company shall be entitled to so enter the transfer.

            (b) Where the Transferee has made a deposit in accordance with subsection (a), the Transferor shall be entitled to receive the cash purchase price of the Units so deposited with the Company's bankers, and to receive any other consideration deposited with the Company. Upon delivery to the Company of
(i) the certificates or other instruments representing the Units duly endorsed for transfer and (ii) any other document required to be delivered by the Transferor at closing, including, without limitation, the release or discharge of any encumbrance relating to the Units and stock transfer stamps, if necessary.

                                    ARTICLE 8

                                  Miscellaneous

            8.1 Voting Agreement and Appointment of Proxy.

            (a) The Other Investors shall at all times vote their Units (to the extent they are entitled to vote the same) as specifically provided herein or, if not so provided, in the same manner as the Units held by the Majority Onex Investors are voted, on the election of directors and on all other matters which are submitted to a vote (or consent in lieu of voting) of the Company's equityholders and on which such Units are entitled to vote. To the extent permitted by law and for all purposes of this Agreement, each Other Investor, by its execution of this Agreement, hereby irrevocably constitutes and appoints Onex Partners and such other Persons as may from time to time be designated by the Majority Onex Investors, its proxy with full power of substitution to vote all of its Units at any meeting of equityholders of the Company, or to give consent in lieu of voting on the election of directors and on any matter which is submitted for a vote or consent to the equityholders and on which such Units are entitled to vote, provided, that such Units are voted or consent is given with respect to it as specifically provided herein, or if not so provided, in the same manner as the Units held by the Majority Onex Investors. The proxies and powers granted by the Other Investors pursuant to this Section 8.1 are coupled with an interest.

            (b) Each Equityholder represents that it has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no such holder of Units shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

            (c) The voting agreement set forth in this Section 8.1 shall terminate automatically upon an Approved Sale.

            8.2 Notices. All notices, consents and other communications required or permitted to be given under or by reason of this Agreement shall be in writing, shall be delivered personally or by e- mail or telecopy as described below or by reputable overnight courier, and shall be deemed given on the date on which such delivery is made, provided, that any such delivery made on a day that is not a Business Day, or that is made after 5:00 p.m. on a Business

Day, shall be deemed to be given on the following Business Day. If delivered by e-mail or telecopy, such notices or communications shall be confirmed by a registered or certified letter (return receipt requested), postage prepaid. Any such delivery shall be addressed to the intended recipient at the following addresses (or at such other address for a party as shall be specified by such party by like notice to the other parties):

            If to the Company:                Emergency Medical Services L.P.
                                              1717 Main Street, Suite 5200
                                              Dallas, TX 75201
                                              Attention: Chief Executive Officer
                                              Fax: (214) 712-2005

                  with a copy to:             Onex Investment Corp.
                                              712 Fifth Avenue
                                              New York, New York  10019
                                              Attention:  Robert M. Le Blanc
                                              Fax:  (212) 582-0909

            If to an Onex Investor:           c/o Onex Investment Corp.
                                              712 Fifth Avenue
                                              New York, New York  10019
                                              Attention:  Robert M. Le Blanc
                                              Fax:  (212) 582-0909

                  with copies to:             Onex American Holdings II LLC
                                              21 Leader Street
                                              Marion, Ohio  43302
                                              Attention:  Donald F. West
                                              Fax:  (740) 223-7762

                  and                         Kaye Scholer LLP
                                              425 Park Avenue
                                              New York, New York  10022
                                              Attention:  Joel I. Greenberg
                                              and Lynn Toby Fisher
                                              Fax:  (212) 836-8689

            If to any Other Investor at such Other Investor's address as set forth on such Other Investor's signature page hereto.

            If to any other Person which becomes a party to this Agreement in accordance with the terms hereof, at the address for delivery of notices or communications given to all other parties by such party at such time.

            8.3 Interpretation. In this Agreement, unless a contrary intention appears, (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (b) the words "include," "includes" or "including" shall be deemed to be followed by the words "without limitation,"
(c) reference to any Article or Section means such Article or Section hereof,

(d) words of any gender shall be deemed to include each other gender, and (e) words using the singular or plural number shall also include the plural or singular number, respectively. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

            8.4 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

            8.5 Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware without regard to conflicts of laws principles which would result in the application of the laws of another jurisdiction.

            8.6 Time. Time shall be of the essence of this Agreement.

            8.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

            8.8 Jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts). The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware and the United States District Court from the District of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            8.9 Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            8.10 Assignment. This Agreement shall be binding upon the parties hereto, all Equityholders and, to the extent expressly provided elsewhere in this Agreement, their respective permitted transferees and assigns (other than purchasers of equity securities pursuant to a Public Sale), together with in each case all successors, heirs, executors and administrators thereof, and shall inure to the benefit of the parties hereto, all Equityholders and, to the extent expressly provided elsewhere in this Agreement, assigns of the Equityholders, together, in each case, with all successors, heirs, executors and administrators thereof. Except as otherwise provided herein, no party may assign any of its rights or delegate any of its duties under this Agreement.

            8.11 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective unless such modification, amendment or waiver is approved in writing by the Company, the Majority Onex Investors and Other Investors holding a majority of the Units held by all Other Investors, provided, that a modification, amendment or waiver of Section 4.3(b) as to any Other Investor may be authorized by such Other Investor and the Board. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No purported waiver shall be effective unless in writing. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach.

            8.12 Remedies. The parties shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or temporary, preliminary or permanent injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

            8.13 Counterparts; Joinder. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument. Additional Persons may become parties to this Agreement in accordance with the provisions of this Agreement or with the consent of the Company and the Majority Onex Investors, in either case by executing and delivering to the Company a joinder agreement.

            8.14 Complete Agreement. This Agreement, the documents expressly referred to herein (including the Registration Agreement) and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understanding, agreements or representations by or among the parties, written or oral, that may be related to the subject matter hereof in any way.

                            [Signature Pages Follows]

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.

                 EMERGENCY MEDICAL SERVICES L.P.

                 By: Emergency Medical Services Corporation, its general partner

                 By: /s/ Robert M. Le Blanc
                     -----------------------------------------------------------
                     Name:  Robert M. Le Blanc
                     Title: President

                 ONEX AMERICAN HOLDINGS II LLC

                 By: /s/ Donald F. West
                     -----------------------------------------------------------
                     Name:  Donald F. West
                     Title: Director

                 By: /s/ Eric J. Rosen
                     -----------------------------------------------------------
                     Name:  Eric J. Rosen
                     Title: Director

                 ONEX US PRINCIPALS LP

                 By:   Onex American Holdings GP LLC, its General Partner

                 By: /s/ Donald F. West
                     -----------------------------------------------------------
                     Name:  Donald F. West
                     Title: Representative

                 EMS EXECUTIVE INVESTCO LLC

                 By: /s/ Donald F. West
                     -----------------------------------------------------------
                     Name:  Donald F. West
                     Title: Director

              [Signature Page to Investor Equityholders Agreement]

                 ONEX EMSC CO-INVEST LP

                 By: Onex Partners GP LP, its General Partner
                 By: Onex Partners Manager LP, its Agent
                 By: Onex Partners Manager GP Inc., its General Partner

                 By: /s/ Robert M. Le Blanc
                     -----------------------------------------------------------
                     Name:  Robert M. Le Blanc
                     Title: Managing Director

                 By: /s/ Eric J. Rosen
                     -----------------------------------------------------------
                     Name:  Eric J. Rosen
                     Title: Managing Director

                 ONEX PARTNERS LP

                 By:   Onex Partners GP LP, its General Partner
                 By:   Onex Partners Manager LP, its Agent
                 By:  Onex Partners Manager GP Inc., its General Partner

                 By: /s/ Robert M. Le Blanc
                     -----------------------------------------------------------
                     Name:  Robert M. Le Blanc
                     Title: Managing Director

                 By: /s/ Eric J. Rosen
                     -----------------------------------------------------------
                     Name:  Eric J. Rosen
                     Title: Managing Director

              [Signature Page to Investor Equityholders Agreement]

           IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned.

Dated: April 22, 2005

                 OTHER INVESTOR

                 /s/ Steven B. Epstein
                 ---------------------------------------------------------------

                 Name: Steven B. Epstein

                 Address: 10105 Iron Gate Rd.

                          Potomac, MD 20854

                 _______________________________________________________________

    [Signature page (joinder agreement) to Investor Equityholders Agreement]

            IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned.

Dated: As of February 10, 2005

                 OTHER INVESTOR

                 /s/ Steve Shulman
                 ---------------------------------------------------------------

                 Name: Steve Shulman

                 Address: 39 Hazen Dr.

                          Avon, CT 06001

                 _______________________________________________________________

    [Signature page (joinder agreement) to Investor Equityholders Agreement]

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.

                 OTHER INVESTOR

                 /s/ Angel L. Iscovich
                 ---------------------------------------------------------------

                 Name: Angel L. Iscovich

                 Address: 4025 Lago Drive

                          Santa Barbara, CA  93110

                 _______________________________________________________________

    [Signature page (joinder agreement) to Investor Equityholders Agreement]

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.

                 OTHER INVESTOR

                 /s/ Joseph Taylor
                 ---------------------------------------------------------------

                 Name: Joseph Taylor

                 Address: ______________________________________________________

                 _______________________________________________________________

                 _______________________________________________________________

    [Signature page (joinder agreement) to Investor Equityholders Agreement]

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.

                 OTHER INVESTOR

                 /s/ Terry R. Meadows
                 ---------------------------------------------------------------

                 Name: Terry R. Meadows

                 Address: 2856 Kensington Trace

                          Tarpon Springs, FL  34688-8419

                 _______________________________________________________________

    [Signature page (joinder agreement) to Investor Equityholders Agreement]

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.

                 OTHER INVESTOR

                 /s/ Douglas P. Webster
                 ---------------------------------------------------------------

                 Name: Douglas P. Webster

                 Address: 2020 N. Lincoln Park West #38 DEF

                          Chicago, IL  60614

                 _______________________________________________________________

    [Signature page (joinder agreement) to Investor Equityholders Agreement]

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.

                 OTHER INVESTOR

                 /s/ Louis K. Meyer
                 ---------------------------------------------------------------

                 Name: Louis K. Meyer

                 Address: 10644 N. Oakwilde Ave.

                          Stockton, CA  95212

                 _______________________________________________________________

    [Signature page (joinder agreement) to Investor Equityholders Agreement]

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.

                 OTHER INVESTOR

                 /s/ James L. Murphy
                 ---------------------------------------------------------------

                 Name: James L. Murphy

                 Address: 1200 Whispering Lane

                          Southlake, TX  76092

                 _______________________________________________________________

    [Signature page (joinder agreement) to Investor Equityholders Agreement]

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.

                 OTHER INVESTOR

                 /s/ Don S. Harvey
                 ---------------------------------------------------------------

                 Name: Don S. Harvey

                 Address: 7762 Sandhill Ct.

                          West Palm Beach, FL  33412

                 _______________________________________________________________

    [Signature page (joinder agreement) to Investor Equityholders Agreement]

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.

                 OTHER INVESTOR

                 /s/ William A. Sanger
                 ---------------------------------------------------------------
                 Name: William A. Sanger

                 Address: 430 Steele St.

                          Denver, CO  80206

                 _______________________________________________________________

    [Signature page (joinder agreement) to Investor Equityholders Agreement]

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.

                 OTHER INVESTOR

                 /s/ Dighton Packard
                 ---------------------------------------------------------------

                 Name: Dighton Packard

                 Address: 6903 Lyre Lane

                          Dallas, TX  75214

                 _______________________________________________________________

    [Signature page (joinder agreement) to Investor Equityholders Agreement]

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.

                 OTHER INVESTOR

                 /s/ Todd Zimmerman
                 ---------------------------------------------------------------
                 Name: Todd Zimmerman

                 Address: 1420 Sandstone Ct.

                          Southlake, TX  76092

                 _______________________________________________________________

    [Signature page (joinder agreement) to Investor Equityholders Agreement]

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.

                 OTHER INVESTOR

                 /s/ David Mintz
                 ---------------------------------------------------------------

                 Name: David Mintz

                 Address: 2006 Havemeyer Lane

                          Redondo Beach, CA  90278

                 _______________________________________________________________

    [Signature page (joinder agreement) to Investor Equityholders Agreement]

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.

                 OTHER INVESTOR

                 /s/ Steve W. Ratton, Jr.
                 ---------------------------------------------------------------

                 Name: Steve W. Ratton, Jr.

                 Address: 692 Allen Rd.

                          Coppell, Tx  75019

                 _______________________________________________________________

    [Signature page (joinder agreement) to Investor Equityholders Agreement]

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.

                 OTHER INVESTOR

                 /s/ Randel G. Owen
                 ---------------------------------------------------------------

                 Name: Randel G. Owen

                 Address: 944 Aztec Dr.

                          Castle Rock, CO  80108

                 _______________________________________________________________

    [Signature page (joinder agreement) to Investor Equityholders Agreement]

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, all as of the date first above written.

                 OTHER INVESTOR

                 /s/ Russell H. Harris MD
                 ---------------------------------------------------------------

                 Name: Russell H. Harris MD

                 Address: 5829 Wissahiclem Ave.

                          Philadelphia, PA  19144

                 _______________________________________________________________

    [Signature page (joinder agreement) to Investor Equityholders Agreement]

            IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned.

Dated: March 10, 2005

                 OTHER INVESTOR

                 /s/ James T. Kelly
                 ---------------------------------------------------------------

                 Name: James T. Kelly

                 Address: 64 Boggs Hill Rd

                          Newtown, CT  06470

                 _______________________________________________________________

    [Signature page (joinder agreement) to Investor Equityholders Agreement]

  IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned.

Dated: June 30, 2005

                 OTHER INVESTOR

                 /s/ Michael L. Smith
                 ---------------------------------------------------------------

                 Name: Michael L. Smith

                 Address:  4975 Deer Ridge Dr. So.

                           Carmel, Indiana 46033

                 _______________________________________________________________